Exhibit 99.1

FTS INTERNATIONAL ANNOUNCES SECOND QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

July 30, 2019

FORT WORTH, TEXAS — (BUSINESS WIRE) — FTS International, Inc. (NYSE: FTSI) (the “Company” or “FTSI”) today reported its financial and operational results for the second quarter of 2019.

Michael Doss, FTSI’s Chief Executive Officer, commented “We’re pleased to report another quarter of outstanding operational performance and achieved near record efficiency. Our adjusted EBITDA was in-line with our expectations and we continue to deliver above average returns as reflected by our adjusted EBITDA less capex performance. While we are seeing softer demand in second half of the year, we still expect to generate cash flow of approximately $100 million in 2019.”

Second Quarter 2019 Compared to First Quarter 2019

•                  Revenue was $225.8 million, up from $222.5 million

•                  Net income was $5.9 million, up from a net loss of $(55.0) million, which included a $56.6 million supply commitment charge and $4.2 million of wireline asset impairment and inventory write-down

•                  Earnings per share was $0.05, up from $(0.50)

•                  Adjusted EBITDA was $41.9 million, up from $39.4 million

•                  Adjusted EBITDA per average active fleet was $8.0 million on an annualized basis, up slightly from $7.9 million

•                  Adjusted EBITDA less capital expenditures was $27.1 million, down slightly from $27.7 million

•                  Adjusted EBITDA less capital expenditures per average active fleet was $5.2 million on an annualized basis, down slightly from $5.5 million

Operational Update

Average active fleets during the second quarter was 21 and subsequent to June 30 the Company stacked one fleet leaving 20 fleets active today. However, with softening demand in the second half of 2019, the Company currently expects to stack two to three additional fleets in the third quarter.

FTSI completed 7,230 stages during the second quarter, or 344 stages per active fleet. This compares to 6,740 stages in the first quarter, or 337 stages per active fleet, and 9,356 stages in the second quarter of last year, or 334 stages per active fleet. Second quarter efficiencies represent the second highest stages per active fleet ever recorded by the Company while pumping 16% longer stages and 12% more hours per day than when the record was achieved in second quarter 2017.

Liquidity and Capital Resources

Capital expenditures were $14.8 million in the second quarter compared to $11.7 million in the first quarter. The Company has also tightened the range of its full-year 2019 capital expenditure expectation to $55 million — $60 million.

During the second quarter, the Company repaid $5.0 million of debt to bring the total principal amount of debt outstanding to $475.9 million at June 30, 2019. At June 30, 2019, FTSI had $162.1 million of cash, resulting in net debt of $313.8 million, and availability under the Company’s revolving credit facility was $112.4 million. During the second quarter, the Company had no borrowings outstanding under its revolving credit facility.

During the second quarter, the Company repurchased 761,014 shares under its stock repurchase program for $4.6 million. At June 30, 2019, the Company had $95.4 million remaining under its share repurchase program. The program does not obligate the Company to purchase shares and it may be modified or suspended at any time.

Conference Call & Webcast

FTSI will hold a conference call that will also be webcast on its website on Wednesday, July 31, 2019 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the results. Presenting the Company’s results will be Michael Doss, Chief Executive Officer, Buddy Petersen, Chief Operating Officer and Lance Turner, Chief Financial Officer.

Please see below for instructions on how to access the conference call and webcast. If you intend to ask a question in the Q&A portion of the call, please join by phone.

By Phone:                                 Dial (212) 231-2906 at least 10 minutes before the call. A replay will be available through August 21st by dialing (402) 977-9140 and using the conference ID 21927011#.

By Webcast:                    Connect to the webcast via the Events page of FTSI’s website at www.FTSI.com/investor-relations/events. Please join the webcast at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.

About FTS International, Inc.

Headquartered in Fort Worth, Texas, FTS International is one of the largest providers of hydraulic fracturing services in North America with an operating footprint consisting of five of the most active major unconventional basins in the United States. The Company’s services stimulate hydrocarbon flow from oil and natural gas wells drilled by exploration and production companies primarily in shale resource formations. To learn more, visit www.FTSI.com.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure that FTSI defines as earnings before interest; income taxes; and depreciation and amortization, as well as, the following items, if applicable: gain or loss on disposal of assets; debt extinguishment gains or losses; inventory write-downs, asset and goodwill impairments; gain on insurance recoveries; acquisition earn-out adjustments; stock-based compensation; acquisition or disposition transaction costs; and supply commitment charges. The most comparable financial measure to Adjusted EBITDA under GAAP is net income or loss. Adjusted EBITDA per average active fleet on an annualized basis is also a non-GAAP measure and is defined as Adjusted EBITDA divided by the average active fleets per quarter then multiplying the result by four. The Company also uses Adjusted EBITDA less capital expenditures, and Adjusted EBITDA less capital expenditures per average active fleet on an annualized basis. Adjusted EBITDA less capital expenditures further adjusts Adjusted EBITDA to exclude capital expenditures. Adjusted EBITDA less capital expenditures per average active fleet on an annualized basis is calculated in the same manner as Adjusted EBITDA per average active fleet on an annualized basis. These non-GAAP measures are used by management to evaluate the operating performance of the business for comparable periods and Adjusted EBITDA is a metric used for management incentive compensation. Our non-GAAP measures should not be used by investors or others as the sole basis for formulating investment decisions, as they exclude a number of important items. The Company believes the non-GAAP measures it uses are important indicators of operating performance because they exclude the effects of the Company’s capital structure and certain non-cash items from the Company’s operating results. Adjusted EBITDA is also commonly used by investors in the oilfield services industry to measure a company’s operating performance, although FTSI’s definition of Adjusted EBITDA may differ from other industry peer companies.

Net debt is a non-GAAP financial measure that FTSI defines as total long-term debt less cash and cash equivalents. The most comparable financial measure to net debt under GAAP is long-term debt. Net debt is used by management as a measure of our financial leverage. Net debt should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual indebtedness.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the expected cash flow generation, the expected reduction of fleets, and full-year 2019 capital expenditure guidance, and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “potential,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods.

Forward-looking statements are based on FTSI’s current expectations and assumptions regarding capital market conditions, FTSI’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, FTSI’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the projected operations of FTSI; results of litigation, arbitration, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for FTSI’s services and capital expenditures; global economic conditions; excess availability of pressure pumping equipment; liabilities from operations; weather; decline in, and ability to realize, backlog; potential delay in future equipment specialization and new technologies, including electric fleets; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents and other risks and uncertainties. Any forward-looking statement made in this press release speaks only as of the date on which it is made. FTSI undertakes no obligation to publicly update or revise any forward-looking statement.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in FTSI’s filings with the SEC, including the most recently filed Forms 10-Q and 10-K. FTSI’s filings may be reviewed on FTSI’s website at ftsi.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.

Consolidated Statements of Operations (unaudited)

	Three Months Ended			Six Months Ended
(In millions, except per share amounts)	Jun. 30, 2019	Mar. 31, 2019	Jun. 30, 2018	Jun. 30, 2019	Jun. 30, 2018

Revenue
Revenue	$225.8	$221.6	$454.6	$447.4	$877.9
Revenue from related parties	—	0.9	38.7	0.9	82.9
Total revenue	225.8	222.5	493.3	448.3	960.8

Operating expenses
Costs of revenue	165.9	163.1	329.4	329.0	641.6
Selling, general and administrative	21.7	23.6	20.8	45.3	46.6
Depreciation and amortization	22.8	22.4	20.7	45.2	41.3
Impairments and other charges	2.8	60.8	4.0	63.6	6.0
(Gain) loss on disposal of assets, net	(1.2)	0.3	(0.2)	(0.9)	0.3
Total operating expenses	212.0	270.2	374.7	482.2	735.8

Operating income (loss)	13.8	(47.7)	118.6	(33.9)	225.0

Interest expense, net	(7.7)	(8.2)	(12.1)	(15.9)	(29.5)
(Loss) gain on extinguishment of debt, net	(0.1)	0.5	(0.8)	0.4	(10.1)
Equity in net income (loss) of joint venture affiliate	—	0.6	(1.2)	0.6	(1.2)

Income (loss) before income taxes	6.0	(54.8)	104.5	(48.8)	184.2
Income tax expense	0.1	0.2	0.9	0.3	1.9

Net income (loss)	$5.9	$(55.0)	$103.6	$(49.1)	$182.3

Net income (loss) attributable to common stockholders	$5.9	$(55.0)	$103.6	$(49.1)	$605.5

Basic and diluted earnings per share attributable to common stockholders	$0.05	$(0.50)	$0.95	$(0.45)	$6.12

Shares used in computing basic and diluted earnings per share	109.7	109.7	109.3	109.7	98.9

Consolidated Balance Sheets (unaudited)

	Jun. 30,	Dec. 31,
(In millions)	2019	2018

ASSETS
Current assets
Cash and cash equivalents	$162.1	$177.8
Accounts receivable, net	141.6	158.3
Inventories	59.5	66.6
Prepaid expenses and other current assets	14.3	7.0
Total current assets	377.5	409.7

Property, plant, and equipment, net	251.4	275.3
Operating lease right-of-use assets	34.8	—
Intangible assets, net	29.5	29.5
Investment in joint venture affiliate	24.2	23.2
Other assets	5.1	6.0
Total assets	$722.5	$743.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$73.3	$86.8
Accrued expenses	25.8	29.3
Current portion of operating lease liabilities	16.6	—
Other current liabilities	12.1	16.3
Total current liabilities	127.8	132.4

Long-term debt	472.2	503.2
Operating lease liabilities	20.5	—
Other liabilities	44.0	1.2
Total liabilities	664.5	636.8

Stockholders’ equity
Common stock	36.4	36.4
Additional paid-in capital	4,378.5	4,378.4
Accumulated deficit	(4,356.9)	(4,307.9)
Total stockholders’ equity	58.0	106.9
Total liabilities and stockholders’ equity	$722.5	$743.7

Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended			Six Months Ended
(In millions)	Jun. 30, 2019	Mar. 31, 2019	Jun. 30, 2018	Jun. 30, 2019	Jun. 30, 2018

Cash flows from operating activities
Net income (loss)	$5.9	$(55.0)	$103.6	$(49.1)	$182.3
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	22.8	22.4	20.7	45.2	41.3
Stock-based compensation	3.7	3.0	3.4	6.7	5.0
Amortization of debt discounts and issuance costs	0.4	0.5	0.6	0.9	1.5
(Gain) loss on disposal of assets, net	(1.2)	0.3	(0.2)	(0.9)	0.3
(Gain) loss on extinguishment of debt, net	0.1	(0.5)	0.8	(0.4)	10.1
Non-cash provision for supply commitment charges	0.1	56.6	4.0	56.7	6.0
Cash paid to settle supply commitment charges	(15.9)	—	(2.0)	(15.9)	(2.0)
Impairment of assets	2.7	2.8	—	5.5	—
Inventory write-down	—	1.4	—	1.4	—
Other non-cash items	0.8	(0.8)	1.0	—	1.1
Changes in operating assets and liabilities:
Accounts receivable	9.1	7.7	(22.7)	16.8	(54.8)
Accounts receivable from related parties	—	—	14.8	—	(19.4)
Inventories	7.3	(1.7)	(8.2)	5.6	(17.3)
Prepaid expenses and other assets	(8.9)	0.3	(0.5)	(8.6)	(0.8)
Accounts payable	(1.0)	(11.3)	(5.7)	(12.3)	21.0
Accrued expenses and other liabilities	(12.5)	8.2	(10.4)	(4.3)	(0.8)
Net cash provided by operating activities	13.4	33.9	99.2	47.3	173.5

Cash flows from investing activities
Capital expenditures	(14.8)	(11.7)	(28.5)	(26.5)	(66.3)
Proceeds from disposal of assets	1.2	0.1	0.3	1.3	0.6
Net cash used in investing activities	(13.6)	(11.6)	(28.2)	(25.2)	(65.7)

Cash flows from financing activities
Repayments of long-term debt	(5.0)	(26.3)	(100.0)	(31.3)	(499.3)
Taxes paid related to net share settlement of equity awards	(0.2)	(1.7)	—	(1.9)	—
Net proceeds from issuance of common stock	—	—	—	—	303.0
Repurchase of common stock	(4.6)	—	—	(4.6)	—
Payments of revolving credit facility issuance costs	—	—	(0.2)	—	(2.4)
Net cash used in financing activities	(9.8)	(28.0)	(100.2)	(37.8)	(198.7)

Net (decrease) increase in cash and cash equivalents	(10.0)	(5.7)	(29.2)	(15.7)	(90.9)
Cash and cash equivalents at beginning of period	172.1	177.8	155.5	177.8	217.2
Cash and cash equivalents at end of period	$162.1	$172.1	$126.3	$162.1	$126.3

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended
(In millions except average active fleets)	Jun. 30, 2019	Mar. 31, 2019	Jun. 30, 2018

Net income (loss)	$5.9	$(55.0)	$103.6
Interest expense, net	7.7	8.2	12.1
Income tax expense	0.1	0.2	0.9
Depreciation and amortization	22.8	22.4	20.7
(Gain) loss on disposal of assets, net	(1.2)	0.3	(0.2)
Loss (gain) on extinguishment of debt, net	0.1	(0.5)	0.8
Stock-based compensation	3.7	3.0	3.4
Supply commitment charges	0.1	56.6	4.0
Impairment of assets	2.7	2.8	—
Inventory write-down	—	1.4	—
Adjusted EBITDA	41.9	39.4	145.3
Average Active Fleets	21.0	20.0	28.0
Annualized Adjusted EBITDA Per Average Active Fleet	$8.0	$7.9	$20.8
Adjusted EBITDA	$41.9	$39.4	$145.3
Capital Expenditures	(14.8)	(11.7)	(28.5)
Adjusted EBITDA less Capital Expenditures	27.1	27.7	116.8
Average Active Fleets	21.0	20.0	28.0
Annualized Adjusted EBITDA less Capital Expenditures Per Average Active Fleet	$5.2	$5.5	$16.7

Reconciliation of Long-term Debt to Net Debt

	Jun. 30,	Dec. 31,
(In millions)	2019	2018

Long-term debt	$472.2	$503.2
Add: unamortized discount and debt issuance costs	3.7	4.7
Total principal amount of debt	475.9	507.9

Less: cash and cash equivalents	162.1	177.8
Net debt	$313.8	$330.1